UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2012

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Pursuant to a subscription agreement dated November 23, 2012, Deep Well Oil & Gas, Inc. (the “Company”) closed a private placement (“Offering”) to one investor, Mr. Malik Youyou (the “Subscriber”), of an aggregate of 42,857,142 units (“Units”) at a price of US$0.07 per Unit, for total gross proceeds of US$3,000,000 (Three Million US Dollars). Each Unit is comprised of one (1) common share (“Common Share”) and one (1) Common Share purchase warrant (“Whole Warrant”). Each Whole Warrant entitles the holder to purchase one (1) Common Share at a price of US$0.105 for a period of three (3) years from the closing date, provided that if the closing price of the Common Shares of the Company on the principal market on which our shares trade is equal to or exceeds US$1.00 for thirty (30) consecutive trading days, the warrant term shall automatically accelerate to the date which is thirty (30) calendar days following the date that written notice has been given to the warrantholder. No commission or finder’s fees were payable in connection with this Offering. The Units were issued pursuant to Regulation S under the Securities Act of 1933, as amended.

The foregoing summary is qualified in its entirety by the terms of the form of Subscription Agreement and form of Whole Warrant, the generic forms of which are filed herewith as Exhibits 4.1 and 4.2.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02.

Item 5.01 Changes in Control of Registrant.

Except as described below, the Company is not aware of any arrangement that may result in a change in control of the Company or its subsidiary companies.

As of November 23, 2012, the Company has 179,597,113 issued and outstanding shares of common stock. Pursuant to the Offering set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report and based solely on Mr. Malik Youyou’s filed Form 4s and amended Schedule 13D, Mr. Youyou directly and indirectly currently has 110,733,823 shares of common stock of the Company and only if Mr. Youyou exercises all of his warrants to acquire an additional 71,428,570 shares of the Company’s common stock and exercises all of his vested options to purchase an additional 300,000 shares of the Company’s common stock, Mr. Youyou would have 72.6% of the issued and outstanding common stock of the Company. Mr. Youyou has not exercised any warrants or options as of the date of this report. Mr. Youyou has been a director of our Company since August 20, 2008.

Item 9.01 Financial Statements and Exhibits.

The Company issued a press release on December 12, 2012 announcing this private placement, which is filed herewith as Exhibit 99.1.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
4.1	Form of Subscription Agreement for private placement dated November 23, 2012, filed herewith.

4.2	Form of Warrant dated November 23, 2012, filed herewith.

99.1	Press Release dated December 12, 2012, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: December 12, 2012	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO